AGREEMENT

This Agreement (the “Agreement”) made this 25th day of March 2008, is by and between Purple Beverage Company (the “Company”) and Esquire Sports Marketing L.L.C.. (“Esquire”).

RECITALS:

Whereas, Purple is seeking athletes in connection with the endorsement of, and the advertising and promotion for, the Company’s product, “Purple” (“Endorsed Product”);

Whereas, the Company has retained Esquire as a consultant to secure celebrity endorsements of the Endorsed Product and Esquire would like to retain the services of Locker Room Memorabilia and other agencies to make an introduction between the Company and Mariano Rivera (the “Athlete”) and to make introductions to various other athletes to endorse the Endorsed Product as described herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration the parties agree and acknowledge, as follows:

1. LRM has a pre-existing relationship with the Athlete and the Company does not have a pre-existing relationship with the Athlete.

2. The Company agrees that LRM is authorized to introduce (through its authorized representative Esquire Sports Marketing, L.L.C.) the Athlete and various other athletes to the Company and to provide the Athlete and/or athletes with pertinent information pertaining to the Endorsed Product (the “Introduction”).

3. The Company agrees to pay Esquire a Fee (as defined below) for the Introduction if the Introduction leads to or results in the Athlete endorsing the Endorsed Product. As used herein, “Fee” shall mean: (a) Twenty Five Thousand Dollars ($25,000) payable to LRM via wire transfer pursuant to the instructions set forth on Schedule B and (b) 160,000 shares of common stock of the Company (the “Compensation Shares”). The Compensation Shares shall be represented by one or more stock certificates issued to Esquire in denominations as set forth on Schedule A annexed hereto. The Company acknowledges that Esquire shall have the right to assign such Compensation Shares to LRM and/or other sub agencies upon the expiration of any lock-up period set forth herein. All Compensation Shares shall be delivered to Esquire promptly upon execution of an endorsement agreement with the Athlete. The Company acknowledges that Esquire, LRM and other sub agencies may be entitled to additional compensation to be mutually agreed upon by the parties hereto to the extent that additional athletes are signed utilizing introduction made by LRM or such other sub agencies to such Athletes.

4. In connection with the issuance of the Compensation Shares, Esquire hereby makes the following representations to Company regarding the Compensation Shares:

(a) Esquire understands that none of the Compensation Shares have been registered under the Securities Act of 1933, as amended (“Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Esquire’s representations as expressed herein. Esquire is acquiring all of the Compensation Shares for his own account, not as a nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

(b) Esquire understands that all of the Compensation Shares will constitute “restricted securities” under the federal securities laws, inasmuch as it is being acquired from Company or such other company in one or more transactions not involving a public offering and that under such laws the Compensation Shares may not be resold without registration under the Securities Act or an exemption therefrom. The certificates representing the Compensation Shares will be endorsed with a legend to such effect. Esquire has been informed and understands that (i) there are substantial restrictions on the transferability of the Compensation Shares, and (ii) no federal or state agency has made any finding or determination as to the fairness for public investment, nor any recommendation nor endorsement, of the Compensation Shares.

(c) Esquire, or Esquire’s business and financial advisors, have substantial experience in evaluating and investing in private transactions of securities in companies similar to Company and such other company and Esquire acknowledges that it can protect its own interests. Esquire, or such advisors, have such knowledge and experience in financial and business matters so that it is capable of evaluating the merits and risks of its acceptance of all of the Compensation Shares of Company as compensation or otherwise.

(d) Esquire is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act.

(e) Esquire understands that all books, records, and documents of Company relating to it have been and remain available for inspection by him or his business and financial advisors upon reasonable notice. Esquire confirms that all documents requested have been made available, and that it or such advisors have been supplied with all of the information concerning Company that has been requested. Esquire confirms that it or such advisors have obtained sufficient information, in its and their judgment to evaluate the merits and risks of receipt of the Compensation Shares as compensation or otherwise. Esquire confirms that it has had the opportunity to obtain such independent legal and tax advice and financial planning services as it has deemed appropriate prior to making a decision to enter this Agreement, provide the Service Days and the Personal Appearances in consideration of the issuance to it of the Compensation Shares. In making each such decision, Esquire has relied exclusively upon its experience and judgment, or that of such advisors, upon such independent investigations as it, or they, deemed appropriate, and upon information provided by Company in writing or found in the books, records, or documents of Company.

(f) Esquire is aware that the economic ownership of the Compensation Shares is highly speculative and subject to substantial risks. Esquire is capable of bearing the high degree of economic risk and burdens of this venture, including, but not limited to, the possibility of a complete loss, the lack of a sustained and orderly public market, and limited transferability of the Compensation Shares, which may make the liquidation thereof impossible for the indefinite future.

(g) The offer to issue the Compensation Shares as compensation to the Esquire was directly communicated to Esquire or its business or financial advisors by such a manner that he or such advisors were able to ask questions of and receive answers from Company or a person acting on its behalf concerning this Agreement. At no time was he presented with or solicited by or through any leaflet, public promotional meeting, television advertisement, or any other form of general advertising.

(h) None of the following information has ever been represented, guaranteed, or warranted to Esquire, expressly or by implication by any broker, Company, or agent or employee of the foregoing, or by any other person:

(1) The approximate or exact length of time that Esquire will be required to remain as a holder of any of the Compensation Shares;

(2) The amount of consideration, profit, or loss to be realized, if any, as a result of owning any of the Compensation Shares; or

(3) That the past performance or experience of Company, its officers, directors, associates, agents, affiliates, or employees or any other person will in any way indicate or predict economic results in connection with the plan of operations of Company or the return on any of the Compensation Shares.

(i) Esquire hereby agrees to indemnify Company and its affiliates and to hold them harmless from and against any and all liability, damage, cost, or expense, including their respective attorneys’ fees and costs, incurred on account of or arising out of:

(1) Any material inaccuracy in the declarations, representations, and warranties hereinabove set forth;

(2) The disposition of the Compensation Shares or any part thereof by him, directly or indirectly, contrary to the foregoing declarations, representations, and warranties; and

(3) Any action, suit, or proceeding based upon:

(A) the claim that said declarations, representations, or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from Company or its affiliates; or

(B) the disposition of the Compensation Shares or any part thereof.

(j) Esquire hereby agrees that it shall not sell any of the Compensation Shares without the express written consent of the Company at any time prior to the six (6) month anniversary of the date hereof. All subsequent sales of the Compensation Shares shall be subject to applicable federal and state securities laws.

5. The term of this Agreement shall be for a period of one (1) month from the date of this Agreement. This Agreement shall expire and be of no further force and effect on the one-month anniversary of the date of this Agreement and no compensation would be due to Esquire if Athlete does not endorse the Endorsed Product by such date.

6. Neither the Athlete nor the Company is obligated or required to consummate any endorsement agreement with respect to the Endorsed Product.

7. This is the entire agreement by and between the parties and may only be amended by a subsequent written agreement signed by the parties.

8. This Agreement is made and entered into in New York County, New York and governed by New York law. Any legal action pertaining to this Agreement shall be brought in New York County, New York.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date of the first written above.

PURPLE BEVERAGE COMPANY

By:	/s/ Michael Wallace
	Name:	Michael Wallace
	Title:	Chief Financial Officer

ESQUIRE SPORTS MARKETING, L.L.C.

By:	/s/ Edward Schauder
	Name:	Edward Schauder
	Title:	Managing Member